UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 4, 2016

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PROPELL TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-53488	26-1856569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10655 Bammel North Houston, Suite 100, Houston, TX 77086
(Address of Principal Executive Office) (Zip Code)

(832) 328-0169

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of Material Definitive Agreement.

On October 4, 2016, Novas Energy USA, Inc. (“Novas USA”), a wholly owned subsidiary of Propell Technologies Group, Inc. (the “Company”), delivered a notice to Technovita Technologies USA, Inc. (“Technovita”) electing to dissolve its joint venture with Technovita (the “Joint Venture”), effective November 1, 2016, pursuant to Section 11.1(b) of the Operating Agreement of Novas Energy North America, LLC (“NENA”), dated October 22, 2015 (the “Operating Agreement”), by and among Novas Energy USA, Inc. (“Novas USA”) and Technovita Technologies USA, Inc. ( “Technovita”).

Section 11.1(b) of the Operating Agreement provides that the Joint Venture may be dissolved upon the election of Novas USA in the event the Joint Venture fails to satisfy any Year 1 Key Performance Indicator by an amount greater than five percent (5%) of the applicable metric (the “Year 1 Milestone”). The Joint Venture has not achieved the Year 1 Milestone. For the purposes of the Operating Agreement, the Year 1 Key Performance Indicators are defined as: during a continuous twelve (12) month period commencing upon September 1, 2015 each of: (1) sales from activities in the United States of greater than or equal to $2,829,000; (2) sales from activities in Canada of greater than or equal to $2,829,000; (3) EBITDA from activities in the United States of greater than or equal to $524,000; and (4) EBITDA from activities in Canada of greater than or equal to $524,000. Upon a dissolution, all intellectual property assets of the Joint Venture, including any improvements to Technology (as defined in the Operating Agreement) is to be distributed to Technovita solely for use in Canada, its territories and its possessions and Novas USA solely for use in the United States and its territories.

Pursuant to the Operating Agreement, Novas USA had entered into a sublicense agreement (the “Novas Sublicense Agreement”) with NENA and Novas Energy Group Limited for NENA to be the exclusive provider of Plasma Pulse Technology for treatment of vertical wells to third parties in the United States. The Sublicense Agreement was terminated upon termination of the Joint Venture. The Operating Agreement also provided, among other things, that Novas USA would contribute an aggregate of $1,200,000 to the capital of the Joint Venture for its 60% interest in the Joint Venture. Novas USA has contributed $900,000 to the Joint Venture to date and believes that it has valid defenses to any claim that may be made that it contribute additional funds.

The Company intends to work with Technovita to dissolve the operations of the Joint Venture in a business-like manner and to continue to re-focus its business efforts on becoming an oil exploitation and production (“E&P”) company through the acquisition and growth of a base of producing assets by leveraging M&A and operational expertise, and by using advanced technology to increase their production.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPELL TECHNOLOGIES GROUP, INC.

By:	/s/ C Brian Boutte
Name:	C. Brian Boutte
Title:	Chief Executive Officer

Date: October 11, 2016